Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE Contacts: Investors – InvestorRelations@atlasair.com Media – CorpCommunications@atlasair.com

Atlas Air Worldwide

Reports Third-Quarter 2020 Results

•	Business Growth Driven by Strong Airfreight Demand
•	Reported Net Income of $74.1 Million
•	Adjusted EBITDA of $196.3 Million and Adjusted Net Income of $82.7 Million
•	Raising Outlook

PURCHASE, NY, November 5, 2020 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced third-quarter 2020 net income of $74.1 million, or $2.78 per diluted share, compared with net income of $60.0 million, or $2.32 per diluted share, in the third quarter of 2019.

On an adjusted basis, EBITDA totaled $196.3 million in the third quarter this year compared with $95.6 million in the third quarter of 2019. Adjusted net income in the third quarter of 2020 totaled $82.7 million, or $2.84 per diluted share, compared with $9.5 million, or $0.37 per diluted share, in the third quarter of 2019.

“The positive momentum of our business continued in the third quarter, despite a more complex, costly and challenging operating environment caused by the COVID-19 pandemic.” said Chief Executive Officer John W. Dietrich. “Our performance is the result of our entire team pulling together to increase utilization of our aircraft and execute on strong market demand and higher yields.

“We continue to broaden our customer base and grow with existing customers to maximize market opportunities. We further increased our roster of long-term charter customers, including the addition of Cainiao, the logistics arm of Alibaba, as well as expanding with HP Inc. and several large global freight forwarders.

“We also expanded operations for Amazon, where we began CMI flying three additional 737 freighters since September. We are now operating eight 737s for Amazon, complementing the large fleet of 767s that we have with them.

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“Importantly, these long-term customer agreements provide secure and attractive earnings streams and deepen our strategic position in the fast-growing e-commerce sector, as well as in important global markets like China and South America.

“We are seeing substantial demand for our long-haul widebody services, both near- and long-term, at attractive yields. We are leveraging the agility of our business model and the scale of our fleet and global operations to serve this increased customer demand.

“We are also excited to announce that Titan Aircraft Investments, the joint venture between our Titan subsidiary and Bain Capital Credit, has arranged $500 million in financing facilities. The funds are available for the acquisition of freighter aircraft on lease and passenger aircraft for conversion to freighters. This important step will enable the joint venture to serve the strong market demand for leasing freighters.

“I am proud of the important role Atlas is playing in responding to this pandemic globally, and thank our crew and ground staff for their dedication in delivering safe and reliable service. We are taking wide-ranging precautions to safeguard our employees, while navigating through this complex operating backdrop.

“Air cargo has always been a vital component in the global supply chain as it provides speed, security and reliability that are unmatched by other modes of transportation. We remain committed to moving goods the world needs most, including medical equipment, pharmaceuticals, personal protective equipment, e-commerce, and other manufacturing and consumer products. We are also actively preparing for our expected role in the timely distribution of vaccines.”

Mr. Dietrich continued: “Looking to the fourth quarter, and subject to any material COVID-19 developments, we anticipate solid volumes and yields driven by continued e-commerce growth and end-of-the-year airfreight demand, coupled with the reduction of available cargo capacity in the market. To meet customer demand, we are reactivating our fourth 747 freighter that had been previously parked. This will add to the three 747 freighters and the 777 we placed back into service during the second quarter of 2020.

“As a result, we anticipate fourth-quarter revenue of about $850 million and adjusted EBITDA of approximately $215 million.*

“We also expect fourth-quarter 2020 adjusted net income to grow approximately 25% compared with adjusted net income of $82.7 million in the third quarter of this year.

“On a full-year basis, we now anticipate revenue of approximately $3.1 billion and adjusted EBITDA of about $780 million in 2020.”

He concluded: “Atlas is continuing to adapt and navigate through the challenges of 2020. With our talented team, world-class fleet, strong balance sheet and agile business model, we will continue to serve the demand for airfreight and deliver high-quality service for our customers – in these uncertain times and beyond.”

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Third-Quarter Results

Volumes in the third quarter of 2020 increased to 90,528 block hours compared with 79,310 in the third quarter of 2019, with revenue rising to $809.9 million compared with $648.5 million in the prior-year quarter.

Higher ACMI segment revenue during the period primarily reflected an increase in the average revenue per block hour and increased flying, partially offset by the redeployment of 747-400 aircraft to the Charter segment. ACMI segment contribution during the quarter was primarily driven by increased aircraft utilization, reflecting strong demand from our customers, and a reduction in aircraft rent and depreciation. Partially offsetting these improvements were higher pilot costs related to premium pay for pilots operating in certain areas significantly impacted by COVID-19 and increased pay rates resulting from our recent interim agreement with our pilots. In addition, ACMI segment contribution reflected higher heavy maintenance, including additional engine overhauls to take advantage of slot availability and opportunities for vendor pricing discounts, and the redeployment of 747-400 aircraft to the Charter segment to support long-term charter programs.

Higher Charter segment revenue during the quarter was primarily due to an increase in flying, partially offset by a decrease in the average revenue per block hour due to lower fuel costs. Charter segment contribution was primarily driven by the increase in commercial cargo yields (excluding fuel) and demand for freighter aircraft, reflecting a reduction of available capacity in the market, the disruption of global supply chains due to the pandemic and our ability to increase utilization. In addition, segment contribution benefited from a reduction in aircraft rent and depreciation, and the redeployment of 747-400 aircraft from ACMI and the operation of a 777-200 freighter from Dry Leasing. These improvements were partially offset by: higher heavy maintenance expense, including additional engine overhauls to take advantage of slot availability and opportunities for vendor pricing discounts; higher pilot costs related to premium pay for pilots operating in certain areas significantly impacted by COVID-19; and increased pay rates resulting from our recent interim agreement with our pilots.

In Dry Leasing, lower segment revenue and contribution in the third quarter of 2020 primarily related to changes in leases and the disposition of certain nonessential Dry Leased aircraft during the first quarter of 2020.

Lower unallocated income and expenses, net, during the quarter primarily reflected CARES Act grant income of $64.2 million.

Reported earnings in the third quarter of 2020 included an unrealized loss on outstanding warrants of $43.6 million, compared with an unrealized gain on outstanding warrants of $83.2 million in the year-ago period.

Reported earnings in the third quarter of 2020 also included an effective income tax rate of 32.8%, due mainly to nondeductible changes in the value of outstanding warrants. On an adjusted basis, our results reflected an effective income tax rate of 22.8%.

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Nine-Month Results

Reported results for the nine months ended September 30, 2020 reflected net income of $176.3 million, or $6.72 per diluted share, which included a $73.4 million unrealized loss on financial instruments. Results compared with net income of $117.1 million, or $1.34 per diluted share, which included an unrealized gain on financial instruments of $78.9 million, for the nine months ended September 30, 2019.

On an adjusted basis, EBITDA totaled $564.5 million in the first nine months of 2020 compared with $300.1 million in the first nine months of 2019. For the nine months ended September 30, 2020, adjusted net income totaled $235.8 million, or $8.71 per diluted share, compared with $41.4 million, or $1.54 per diluted share, in the first nine months of 2019.

Cash

At September 30, 2020, our cash and cash equivalents, restricted cash and short-term investments totaled $729.3 million, compared with $114.3 million at December 31, 2019.

Our improved cash balance primarily reflected cash provided by operating activities, and also included the funds we received through the Payroll Support Program available to air cargo carriers under the CARES Act, partially offset by cash used for investing and financing activities.

Net cash used for investing activities during the first nine months of 2020 primarily related to capital expenditures and payments for flight equipment and modifications, including spare engines and GEnx engine performance upgrade kits, partially offset by proceeds from the disposal of aircraft.

Net cash used for financing activities during the first nine months of 2020 primarily related to payments on debt obligations, including our revolving credit facility, partially offset by debt issuances.

To mitigate the impact of any continuation or worsening of the pandemic, we have implemented a number of cost-reduction initiatives, including a significant reduction in nonessential employee travel and the use of contractors. We have also taken actions to increase liquidity and strengthen our financial position, such as the sale of certain nonessential assets and our participation in the Payroll Support Program under the CARES Act.

Amazon Warrants

On October 9, 2020, Amazon elected a cashless exercise with respect to 3,607,477 shares vested under a Warrant issued in 2016. As a result, Amazon acquired 1,375,421 shares of AAWW common stock, representing approximately 4.99% (after the exercise) of our outstanding common shares.

2020 Outlook*

Looking to the fourth quarter, and subject to any material COVID-19 developments, we anticipate solid volumes and yields driven by continued e-commerce growth and end-of-the-year airfreight demand, coupled with the reduction of available cargo capacity in the market.

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To meet customer demand, we are reactivating our fourth 747 freighter that had been previously parked. This will add to the three 747 freighters and the 777 we placed back into service during the second quarter of 2020.

As a result, we expect to fly approximately 95,000 block hours in the fourth quarter of 2020, with about 65% of the hours in ACMI and the remainder in Charter.

We also anticipate revenue of about $850 million and adjusted EBITDA of approximately $215 million. In addition, we expect fourth-quarter 2020 adjusted net income to grow approximately 25% compared with adjusted net income of $82.7 million in the third quarter of this year.*

Aircraft maintenance expense in the fourth quarter of 2020 is expected to total about $116 million, with depreciation and amortization totaling around $65 million. Core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $25 to $35 million, mainly for parts and components for our fleet.

We also now anticipate full-year 2020 revenue of approximately $3.1 billion and adjusted EBITDA of about $780 million.

We estimate our full-year 2020 adjusted effective income tax rate will be approximately 23%.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.*

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2020 financial and operating results at 11:00 a.m. Eastern Time on Thursday, November 5, 2020.

Interested parties may listen to the call live at Atlas Air Worldwide’s Investor site or at https://edge.media-server.com/mmc/p/ps7u7bvv.

For those unable to listen to the live call, a replay will be archived on the Investor site following the call. A replay will also be available through November 12 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 1347526#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income (loss); Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

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Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*We provide guidance on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items. The principal item is the impact on our results of our outstanding warrant liability, which is highly dependent on the change in our stock price during the period reported. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

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Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and foreign government trade policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2020 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Operating Revenue	$809,886	$648,539	$2,278,641	$1,992,140

Operating Expenses
Salaries, wages and benefits	194,265	145,987	534,600	432,911
Maintenance, materials and repairs	116,634	88,240	379,086	305,331
Aircraft fuel	118,113	123,132	309,673	351,611
Depreciation and amortization	65,595	62,499	189,005	190,669
Travel	37,731	49,110	114,749	140,513
Navigation fees, landing fees and other rent	42,870	32,270	109,909	110,468
Passenger and ground handling services	36,266	34,453	98,355	97,138
Aircraft rent	24,239	40,048	72,522	122,271
Gain on disposal of aircraft	(163)	-	(6,878)	-
Special charge	547	18,861	16,481	22,130
Transaction-related expenses	490	324	2,286	3,585
Other	54,107	54,494	157,929	160,548
Total Operating Expenses	690,694	649,418	1,977,717	1,937,175

Operating Income (Loss)	119,192	(879)	300,924	54,965

Non-operating Expenses (Income)
Interest income	(225)	(653)	(929)	(3,975)
Interest expense	28,524	30,117	86,749	90,515
Capitalized interest	(203)	(853)	(528)	(1,943)
Loss on early extinguishment of debt	7	559	81	804
Unrealized loss (gain) on financial instruments	43,604	(83,175)	73,351	(78,900)
Other (income) expense, net	(62,689)	1,434	(112,081)	(596)
Total Non-operating Expenses (Income)	9,018	(52,571)	46,643	5,905
Income before income taxes	110,174	51,692	254,281	49,060
Income tax expense (benefit)	36,120	(8,282)	77,962	(68,072)

Net Income	$74,054	$59,974	$176,319	$117,132

Earnings per share:
Basic	$2.83	$2.32	$6.76	$4.54
Diluted	$2.78	$2.32	$6.72	$1.34

Weighted average shares:
Basic	26,135	25,854	26,077	25,814
Diluted	26,619	25,854	26,256	26,909

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Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$717,867	$103,029
Restricted cash	11,466	10,401
Short-term investments	-	879
Accounts receivable, net of allowance of $776 and $1,822, respectively	268,376	290,119
Prepaid expenses, assets held for sale and other current assets	171,780	228,103
Total current assets	1,169,489	632,531
Property and Equipment
Flight equipment	5,001,481	4,880,424
Ground equipment	88,327	83,584
Less: accumulated depreciation	(1,113,964)	(977,883)
Flight equipment modifications in progress	49,246	67,101
Property and equipment, net	4,025,090	4,053,226
Other Assets
Operating lease right-of-use assets	182,657	231,133
Deferred costs and other assets	373,074	391,895
Intangible assets, net and goodwill	72,334	76,856
Total Assets	$5,822,644	$5,385,641

Liabilities and Equity
Current Liabilities
Accounts payable	$92,805	$79,683
Accrued liabilities	645,094	481,725
Current portion of long-term debt and finance leases	296,112	395,781
Current portion of long-term operating leases	139,152	141,973
Total current liabilities	1,173,163	1,099,162
Other Liabilities
Long-term debt and finance leases	2,073,855	1,984,902
Long-term operating leases	281,394	392,832
Deferred taxes	145,952	74,040
Financial instruments and other liabilities	130,857	42,526
Total other liabilities	2,632,058	2,494,300
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 31,497,228 and 31,048,842 shares issued, 26,138,539 and 25,870,876 shares outstanding (net of treasury stock), as of September 30, 2020 and December 31, 2019, respectively	315	310
Additional paid-in-capital	813,858	761,715
Treasury stock, at cost; 5,358,689 and 5,177,966 shares, respectively	(217,786)	(213,871)
Accumulated other comprehensive loss	(2,126)	(2,818)
Retained earnings	1,423,162	1,246,843
Total stockholders’ equity	2,017,423	1,792,179
Total Liabilities and Equity	$5,822,644	$5,385,641

[1]	Balance sheet debt at September 30, 2020 totaled $2,370.0 million, including the impact of $55.2 million of unamortized discount and debt issuance costs of $31.3 million, compared with $2,380.7 million, including the impact of $68.6 million of unamortized discount and debt issuance costs of $35.1 million at December 31, 2019.
[2]	The face value of our debt at September 30, 2020 totaled $2,456.5 million, compared with $2,484.4 million on December 31, 2019.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2020	September 30, 2019

Operating Activities:
Net Income	$176,319	$117,132

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	240,826	241,284
Accretion of debt securities discount	(2)	(237)
Provision for (reversal of) expected credit losses	76	(83)
Loss on early extinguishment of debt	81	804
Special charge, net of cash payments	16,481	22,130
Unrealized loss (gain) on financial instruments	73,351	(78,900)
Gain on disposal of aircraft	(6,878)	-
Deferred taxes	75,331	(68,552)
Stock-based compensation	15,816	16,553
Changes in:
Accounts receivable	23,072	1,397
Prepaid expenses, current assets and other assets	(39,823)	(69,254)
Accounts payable, accrued liabilities and other liabilities	208,058	11,016
Net cash provided by operating activities	782,708	193,290
Investing Activities:
Capital expenditures	(45,134)	(107,594)
Payments for flight equipment and modifications	(102,777)	(153,706)
Proceeds from insurance	-	38,133
Proceeds from investments	881	14,367
Proceeds from disposal of aircraft	45,660	-
Net cash used for investing activities	(101,370)	(208,800)
Financing Activities:
Proceeds from debt issuance	401,419	93,723
Payment of debt issuance costs	(5,172)	(1,316)
Payments of debt and finance lease obligations	(353,795)	(273,142)
Proceeds from revolving credit facility	75,000	50,000
Payment of revolving credit facility	(175,000)	-
Customer maintenance reserves and deposits received	10,465	11,717
Customer maintenance reserves paid	(14,437)	(8,174)
Treasury shares withheld for payment of taxes	(3,915)	(9,336)
Net cash used for financing activities	(65,435)	(136,528)
Net increase (decrease) in cash, cash equivalents and restricted cash	615,903	(152,038)
Cash, cash equivalents and restricted cash at the beginning of period	113,430	232,741
Cash, cash equivalents and restricted cash at the end of period	$729,333	$80,703

Noncash Investing and Financing Activities:

Acquisition of property and equipment included in Accounts payable and accrued liabilities	$11,357	$55,610
Acquisition of property and equipment acquired under finance and operating leases	$19,521	$32,794
Customer maintenance reserves settled with sale of aircraft	$6,497	$-

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Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating Revenue:
ACMI	$302,756	$289,024	$873,451	$902,869
Charter	470,835	324,046	1,296,011	944,839
Dry Leasing	40,740	43,847	123,572	157,328
Customer incentive asset amortization	(9,858)	(12,796)	(28,414)	(26,018)
Other	5,413	4,418	14,021	13,122
Total Operating Revenue	$809,886	$648,539	$2,278,641	$1,992,140

Direct Contribution:
ACMI	$42,822	$33,401	$109,624	$114,048
Charter	136,619	36,339	373,371	79,554
Dry Leasing	9,627	12,028	30,046	58,646
Total Direct Contribution for Reportable Segments	189,068	81,768	513,041	252,248

Unallocated expenses and (income), net	(34,409)	(93,507)	(173,439)	(255,569)
Loss on early extinguishment of debt	(7)	(559)	(81)	(804)
Unrealized gain (loss) on financial instruments	(43,604)	83,175	(73,351)	78,900
Special charge	(547)	(18,861)	(16,481)	(22,130)
Transaction-related expenses	(490)	(324)	(2,286)	(3,585)
Gain on disposal of aircraft	163	-	6,878	-
Income before income taxes	110,174	51,692	254,281	49,060

Add back (subtract):
Interest income	(225)	(653)	(929)	(3,975)
Interest expense	28,524	30,117	86,749	90,515
Capitalized interest	(203)	(853)	(528)	(1,943)
Loss on early extinguishment of debt	7	559	81	804
Unrealized (gain) loss on financial instruments	43,604	(83,175)	73,351	(78,900)
Other (income) expense, net	(62,689)	1,434	(112,081)	(596)
Operating Income (Loss)	$119,192	$(879)	$300,924	$54,965

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income before taxes, excluding loss on early extinguishment of debt, unrealized gain (loss) on financial instruments, special charge, transaction-related expenses, gain (loss) on disposal of aircraft, nonrecurring items, and unallocated expenses and (income), net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

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Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2020	September 30, 2019	Percent Change

Net Income	$74,054	$59,974	23.5%
Impact from:
CARES Act grant income[1]	(64,211)	-
Customer incentive asset amortization	9,858	12,796
Special charge	547	18,861
Leadership transition costs	2,176	2,852
Noncash expenses and income, net[2]	4,527	4,696
Unrealized loss (gain) on financial instruments	43,604	(83,175)
Other, net[3]	462	2,371
Income tax effect of reconciling items	11,731	(8,859)
Adjusted Net Income	$82,748	$9,516	NM

Weighted average diluted shares outstanding	26,619	25,854
Add: dilutive warrant[4]	2,478	-
Adjusted weighted average diluted shares outstanding	29,097	25,854

Adjusted Diluted EPS	$2.84	$0.37	NM

	For the Nine Months Ended
	September 30, 2020	September 30, 2019	Percent Change

Net Income	$176,319	$117,132	50.5%
Impact from:
CARES Act grant income[1]	(84,378)	-
Customer incentive asset amortization	28,414	26,018
Special charge	16,481	22,130
Leadership transition costs	5,933	3,393
Noncash expenses and income, net[2]	13,372	13,743
Unrealized loss (gain) on financial instruments	73,351	(78,900)
Other, net[3]	(3,845)	4,653
Income tax effect of reconciling items	10,170	(12,540)
Special tax item[5]	-	(54,272)
Adjusted Net Income	$235,817	$41,357	NM

Weighted average diluted shares outstanding	26,256	26,909
Add: dilutive warrant[4]	826	-
Adjusted weighted average diluted shares outstanding	27,082	26,909

Adjusted Diluted EPS	$8.71	$1.54	NM

12

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2020	September 30, 2019	Percent Change

Income before taxes	$110,174	$51,692	NM
Impact from:
CARES Act grant income[1]	(64,211)	-
Customer incentive asset amortization	9,858	12,796
Special charge	547	18,861
Leadership transition costs	2,176	2,852
Noncash expenses and income, net[2]	4,527	4,696
Unrealized loss (gain) on financial instruments	43,604	(83,175)
Other, net[3]	462	2,371
Adjusted income before income taxes	107,137	10,093	NM
Interest expense, net	23,568	24,388
Other (income) expense, net	(62,689)	1,640
Adjusted operating income	$68,016	$36,121	NM

Income tax expense (benefit)	$36,120	$(8,282)
Income tax effect of reconciling items	11,731	(8,859)
Adjusted income tax expense (benefit)	24,389	577
Adjusted income before income taxes	$107,137	$10,093
Effective tax expense (benefit) rate	32.8%	(16.0)%
Adjusted effective tax expense rate	22.8%	5.7%

	For the Nine Months Ended
	September 30, 2020	September 30, 2019	Percent Change

Income before taxes	$254,281	$49,060	NM
Impact from:
CARES Act grant income[1]	(84,378)	-
Customer incentive asset amortization	28,414	26,018
Special charge	16,481	22,130
Leadership transition costs	5,933	3,393
Noncash expenses and income, net[2]	13,372	13,743
Unrealized loss (gain) on financial instruments	73,351	(78,900)
Other, net[3]	(3,845)	4,653
Adjusted income before income taxes	303,609	40,097	NM
Interest expense, net	71,922	72,273
Other (income) expense, net	(112,081)	3,059
Adjusted operating income	$263,450	$115,429	NM

Income tax expense (benefit)	$77,962	$(68,072)
Income tax effect of reconciling items	10,170	(12,540)
Special tax item[5]	-	(54,272)
Adjusted income tax expense (benefit)	67,792	(1,260)
Adjusted income before income taxes	$303,609	$40,097
Effective tax expense (benefit) rate	30.7%	(138.8)%
Adjusted effective tax expense (benefit) rate	22.3%	(3.1)%

13

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2020	September 30, 2019	Percent Change

Net Income	$74,054	$59,974	23.5%
Interest expense, net	28,096	28,611
Depreciation and amortization	65,595	62,499
Income tax expense (benefit)	36,120	(8,282)
EBITDA	203,865	142,802
CARES Act grant income[1]	(64,211)	-
Customer incentive asset amortization	9,858	12,796
Special charge	547	18,861
Leadership transition costs	2,176	2,852
Unrealized loss (gain) on financial instruments	43,604	(83,175)
Other, net[3]	462	1,474
Adjusted EBITDA	$196,301	$95,610	105.3%

	For the Nine Months Ended
	September 30, 2020	September 30, 2019	Percent Change

Net Income	$176,319	$117,132	50.5%
Interest expense, net	85,292	84,597
Depreciation and amortization	189,005	190,669
Income tax expense (benefit)	77,962	(68,072)
EBITDA	528,578	324,326
CARES Act grant income[1]	(84,378)	-
Customer incentive asset amortization	28,414	26,018
Special charge	16,481	22,130
Leadership transition costs	5,933	3,393
Unrealized loss (gain) on financial instruments	73,351	(78,900)
Other, net[3]	(3,845)	3,156
Adjusted EBITDA	$564,534	$300,123	88.1%

[1]	CARES Act grant income in 2020 is related to income associated with the Payroll Support Program.

[2]	Noncash expenses and income, net in 2020 and 2019 is primarily related to amortization of debt discount on the convertible notes.

[3]	Other, net in 2020 is primarily related to a $6.9 million net gain on the sale of aircraft, costs associated with the Payroll Support Program, costs associated with the refinancing of debt, costs associated with our acquisition of Southern Air and accrual for legal matters and professional fees. Other, net in 2019 is primarily related to a net insurance recovery, loss on early extinguishment of debt, unique training aircraft costs required for a customer contract and costs associated with a customer transaction with warrants, costs associated with our acquisition of Southern Air and accrual for legal matters and professional fees.

[4]	Dilutive warrants in 2020 represented potentially dilutive common shares related to vested warrants issued to a customer. These warrants are excluded from Diluted EPS prepared in accordance with GAAP when they would have been antidilutive.

[5]	Special tax item in 2019 represented income tax benefits from the completion of the 2015 IRS examination that are not related to ongoing operations.

14

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2020	September 30, 2019

Net Cash Provided by Operating Activities	$222,318	$84,293
Less:
Capital expenditures	20,039	30,840
Capitalized interest	203	853
Free Cash Flow[1]	$202,076	$52,600

	For the Nine Months Ended
	September 30, 2020	September 30, 2019

Net Cash Provided by Operating Activities	$782,708	$193,290
Less:
Capital expenditures	45,134	107,594
Capitalized interest	528	1,943
Free Cash Flow[1]	$737,046	$83,753

[1]	Free Cash Flow = Net Cash from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

15

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2020	September 30, 2019	Increase/ (Decrease)	September 30, 2020	September 30, 2019	Increase/ (Decrease)

Block Hours
ACMI	61,154	60,337	817	175,064	182,060	(6,996)
Charter	27,819	18,142	9,677	70,069	52,463	17,606
Cargo	23,333	12,717	10,616	57,749	37,084	20,665
Passenger	4,486	5,425	(939)	12,320	15,379	(3,059)
Other	1,555	831	724	3,609	2,128	1,481
Total Block Hours	90,528	79,310	11,218	248,742	236,651	12,091

Revenue Per Block Hour
ACMI	$4,951	$4,790	$161	$4,989	$4,959	$30
Charter	$16,925	$17,862	$(937)	$18,496	$18,010	$486
Cargo	$16,758	$16,745	$13	$18,560	$17,379	$1,181
Passenger	$17,792	$20,480	$(2,688)	$18,199	$19,530	$(1,331)

Average Utilization (block hours per day)
ACMI[1]	9.3	8.1	1.2	8.6	8.5	0.1
Charter
Cargo	10.7	7.7	3.0	9.8	8.0	1.8
Passenger	5.0	6.6	(1.6)	4.6	6.3	(1.7)
All Operating Aircraft[1,2]	9.4	8.0	1.4	8.6	8.3	0.3

Fuel
Charter
Average fuel cost per gallon	$1.35	$2.27	$(0.92)	$1.42	$2.29	$(0.87)
Fuel gallons consumed (000s)	87,460	54,296	33,164	217,507	153,764	63,743

[1]	ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2020 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2019.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

16

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2020	September 30, 2019	Increase/ (Decrease)	September 30, 2020	September 30, 2019	Increase/ (Decrease)

Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.1	7.7	0.4	8.6	8.3	0.3
747-400 Cargo	13.0	18.3	(5.3)	13.0	18.1	(5.1)
747-400 Dreamlifter	2.7	3.5	(0.8)	2.7	3.6	(0.9)
777-200 Cargo	8.0	8.0	-	8.0	6.8	1.2
767-300 Cargo	23.0	25.0	(2.0)	23.6	25.2	(1.6)
767-200 Cargo	9.0	9.0	-	9.0	9.0	-
767-200 Passenger	1.0	1.0	-	1.0	1.0	-
737-800 Cargo	5.5	3.7	1.8	5.2	1.8	3.4
737-400 Cargo	0.8	5.0	(4.2)	3.5	5.0	(1.5)
Total	71.1	81.2	(10.1)	74.6	78.8	(4.2)
Charter
747-8F Cargo	1.9	2.2	(0.3)	1.3	1.6	(0.3)
747-400 Cargo	19.9	15.7	4.2	19.2	15.3	3.9
747-400 Passenger	5.0	4.1	0.9	5.0	4.0	1.0
777-200 Cargo	1.0	-	1.0	0.5	-	0.5
767-300 Cargo	1.0	-	1.0	0.4	-	0.4
767-300 Passenger	4.8	4.8	-	4.8	4.9	(0.1)
Total	33.6	26.8	6.8	31.2	25.8	5.4
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.3	(0.3)
767-300 Cargo	21.0	21.0	-	21.0	21.2	(0.2)
757-200 Cargo	-	1.0	(1.0)	0.2	1.0	(0.8)
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	-	1.0	(1.0)	0.2	1.0	(0.8)
Total	29.0	31.0	(2.0)	29.4	31.5	(2.1)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(22.7)	(1.7)	(21.0)	(23.1)	(2.1)
Total Operating Average Aircraft Equivalents	112.7	116.3	(3.6)	114.2	113.0	1.2

Out-of-Service[2]	1.0	1.0	-	2.7	0.7	2.0

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.

[2]	Out-of-service includes aircraft that are either temporarily parked or held for sale.

17